Exhibit 99.1

Marchex Launches Marchex Network, Giving Advertisers Direct Access to Marchex’s Web Sites

SEATTLE, WA – November 7, 2006 –Marchex, Inc. (NASDAQ: MCHX, MCHXP) today announced the launch of the Marchex Network, an advertising network featuring Marchex’s more than 200,000 owned and operated Web sites which attract tens of millions of unique users per month (1). Advertisers can directly bid for placement on a Cost-Per-Click basis across Marchex’s network of Web sites, based on designated keywords and categories.

“Our initial campaigns on the Marchex Network have been very successful in terms of conversion rate and return on investment,” said Josh Boaz, Director of Business Development, DirectAgents, a New York-based interactive advertising and marketing agency. “With a higher conversion rate than what we have seen in many other channels, the Marchex Network has proven to be effective at acquiring customers for our clients and raising awareness of their products.”

“Advertisers continue to seek out premium traffic and targeted search inventory beyond the incumbent top online search engines,” said John Keister, Marchex President and COO. “Direct navigation traffic is recognized to be among the highest converting online traffic sources available, and as we continue to build out the content on our Web sites, the Marchex Network will be an even greater source of qualified traffic for advertisers.”

According to a 2006 WebSideStory study, direct navigation traffic (when users type a domain or keyword directly into their browser bar or use a bookmark) converts at 4.23% on average, a higher rate than other sources, including search engines at 2.3% (2).

Examples of the targeted domains within the Marchex Network include www.debts.com, www.insuranceinformation.com, www.floral.com, www.videocamera.com and travel related sites, such as www.napavalleywine.com and www.californiadining.com, which feature additional content provided by Open List, Marchex’s search technology and content aggregation engine. This content includes product or service descriptions, ratings, expert third-party reviews, user-generated reviews, awards, maps and other information. In the coming months, Open List content will expand beyond the travel vertical and be integrated into additional categories across the Marchex Network.

Advertisers interested in the Marchex Network can sign-up or learn more at www.marchex.com/network, or contact Marchex Network sales at networksales@marchex.com.

(1)	Unique visitor statistics are based on internal traffic logs, which calculate unique IP (Internet protocol) addresses on an unduplicated basis during a given month.

(2)	WebSideStory, January 30, 2006. www.websidestory.com

About Marchex, Inc. Marchex (www.marchex.com) is a technology driven search and media company focused on vertical and local online traffic. Specifically, the company is focused on search marketing, local search, and direct navigation. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web properties.

Safe Harbor Statement This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, certain statements and expectations regarding the asset acquisition, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward- looking statements and you should not place undue reliance on our forward- looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Investor Relations:

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

206-331-3316

tcaldwell@marchex.com

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